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                                                                   EXHIBIT 3.1EE


                  CERTIFICATE OF NAME CHANGE OF GUSTAFSON, INC.

                               STATE OF MINNESOTA

                               SECRETARY OF STATE

        I, Joan Anderson Growe, Secretary of State of Minnesota, do hereby certify that the corporation listed below filed an amendment of its articles of incorporation, or, in the case of a non-Minnesota corporation, a certificate of name change, changing its name with this office on the date listed below, and that the corporation has complied with the relevant laws of Minnesota with respect to that filing.

OLD NAME: GUSTAFSON INC.

NEW NAME: GT SEED TREATMENT, INC.

DATE AMENDMENT FILED: 12/14/1998

This certificate has been issued on December 14, 1998.

[SEAL]

                                      /s/ Joan Anderson Growe
                                      ------------------------------------------
                                                             Secretary of State